As filed with the Securities and Exchange Commission on February 27, 2009
Registration No. 333-126246

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment
No. 5 to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0811062 (I.R.S. Employer Identification Number)
10307 Pacific Center Court
San Diego, CA 92121
(858) 882-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

S. Douglas Hutcheson
Chief Executive Officer
Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, CA 92121
(858) 882-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Barry M. Clarkson, Esq.
Ann C. Buckingham, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
(858) 523-5400
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Termination of Registration Statement
          Leap Wireless International, Inc. initially registered for resale from time to time an aggregate of up to 17,198,252 shares of Leap common stock, par value $0.0001 per share (the “Registered Shares”) by certain selling stockholders on the Registration Statement on Form S-1 (File No. 333-126246)(the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2005, as amended by the Post-Effective Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on April 14, 2006, the Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 filed with the SEC on September 5, 2006, the Post-Effective Amendment No. 3 on Form S-1 to Registration Statement on Form S-3 filed with the SEC on March 28, 2008, and the Post-Effective Amendment No. 4 to Registration Statement on Form S-1 filed with the SEC on May 16, 2008.
          We are filing this Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 5, all of the Registered Shares remaining unsold under the Registration Statement. As of the date of this filing, to the best of our knowledge based on the information available to us, 11,755,806 shares remain unsold under the Registration Statement. We intend to file in the near future a new registration statement on Form S-3 to register the resale by the selling stockholders from time to time of the 11,755,806 shares of Leap common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Leap Wireless International, Inc. has duly caused this Post-Effective Amendment No. 5 to Registration Statement (File No. 333-126246) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 27, 2009.

LEAP WIRELESS INTERNATIONAL, INC.
By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Executive Officer, President and Director

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 5 to Registration Statement (File No. 333-126246) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Douglas Hutcheson S. Douglas Hutcheson	Chief Executive Officer, President and Director (Principal Executive Officer)	February 27, 2009

/s/ Walter Z. Berger Walter Z. Berger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2009

/s/ Jeffrey E. Nachbor Jeffrey Nachbor	Senior Vice President, Financial Operations and Chief Accounting Officer (Principal Accounting Officer)	February 27, 2009

* John D. Harkey, Jr.	Director	February 27, 2009

*	Director	February 27, 2009
Robert V. LaPenta

* Mark H. Rachesky, MD	Chairman of the Board	February 27, 2009

* Michael B. Targoff	Director	February 27, 2009

*By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson Attorney-in-Fact